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                                                                     EXHIBIT 5.1



                   [Letterhead of Weil, Gotshal & Manges LLP]




                                 August 7, 1996




Chancellor Radio Broadcasting Company
12655 N. Central Expressway, Suite 405
Dallas, Texas  75243

Ladies and Gentlemen:

         We have acted as counsel to Chancellor Radio Broadcasting Company, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1 (Registration No. 333-02782) (the "Registration Statement"), under the Securities Act of 1933, as amended, with respect to the offer and sale of (a) up to 1,000,000 shares of 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock, par value $0.01 per share (the "New Preferred Stock") issuable by the Company pursuant to the Company's offer to exchange one share of New Preferred Stock for each share of its outstanding 12 1/4% Senior Cumulative Exchangeable Preferred Stock, par value $0.01 per share (the "Old Preferred Stock") and (b) up to $189,930,000 aggregate principal amount of 12 1/4% Subordinated Exchange Debentures due 2008 (the "Exchange Debentures") of the Company which the Company may, subject to certain conditions, exchange for the shares of New Preferred Stock and thereafter issue in payment of interest on outstanding Exchange Debentures from time to time (the "Additional Debentures"). The Exchange Debentures will be governed by the Indenture, dated as of February 26, 1996, between the Company and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee"), filed as Exhibit 4.3 to the Registration Statement (the "Indenture").

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement,
(ii) the form of the Certificate of Designation of the powers, preferences and relative, participating, optional and other special rights of the 12 1/4%
Series A Senior Cumulative Exchangeable Preferred Stock of the Company filed as
Exhibit 3.5 to the Registration Statement (the "Certificate of Designation"),
(iii) the Indenture, (iv) the form of Exchange Debenture contained in the Indenture and (v) such corporate records, agreements, documents, and other instruments, and such certificates
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Chancellor Radio Broadcasting Company
August 7, 1996
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or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinions expressed herein that have not been independently established, we have relied upon certificates of officers and representatives of the Company. In addition, we have assumed that the Certificate of Designation relating to the New Preferred Stock will be duly authorized, executed and filed with the Secretary of State of the State of Delaware in substantially the form thereof filed as an exhibit to the Registration Statement.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

         1. Upon the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, the New Preferred Stock will be duly authorized, and when issued and delivered against receipt of the shares of Old Preferred Stock surrendered in exchange therefor in accordance with the terms of the Exchange Offer (as defined in the prospectus included in the Registration Statement), will be validly issued, fully paid and non-assessable.

         2. The Exchange Debentures have been duly authorized by the Company for issuance and, when executed and authenticated in accordance with the terms of the Indenture, and delivered to the holders of the New Preferred Stock in exchange therefor as provided in the Certificate of Designation, will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws effecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and subject to the qualification that we express no opinion as to the effect on the Exchange Debentures of the laws of any jurisdiction other than the State of New York, including laws which limit the rates of interest legally chargeable or collectible.

         3. The Additional Debentures have been duly authorized by the Company and, when executed and authenticated in accordance with the terms of the Indenture, and delivered





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Chancellor Radio Broadcasting Company
August 7, 1996
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to the holders of the Exchange Debentures in payment of accrued and unpaid interest thereon in accordance with the terms of the Exchange Debentures, will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to the qualifications stated in paragraph 2 above.

         The opinions expressed herein are limited to the laws of the State of New York and the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

         The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to any third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except that we consent to the use of this letter as an exhibit to the Registration Statement. Consent is also given to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement.

                               Very truly yours,

                               /s/ Weil, Gotshal & Manges LLP